                                BARCLAYS BANK PLC





                           LETTER OF CREDIT AGREEMENT



                           BETWEEN HEXCEL CORPORATION



                              AND BARCLAYS BANK PLC



                      IRREVOCABLE STAND-BY LETTER OF CREDIT
                          FOR THE BENEFIT OF NEW JERSEY
                     DEPARTMENT OF ENVIRONMENTAL PROTECTION
                                IN THE AMOUNT OF

                                  $4,000,000.00

                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT


          LETTER OF CREDIT REIMBURSEMENT AGREEMENT, dated as of November 1, 1991, between HEXCEL CORPORATION, a corporation organized and existing under the laws of Delaware (the "Company"), and BARCLAYS BANK PLC (the "Bank").

          WHEREAS, the Company has requested the Bank to issue, effective January 31, 1991, an irrevocable stand-by letter of credit for the benefit of the New Jersey Department of Environmental Protection, substantially in the form of Exhibit A hereto, in aggregate face amount of $4,000,000 (the "LOC Amount"); and

          WHEREAS, the Bank has agreed that it will issue the LOC.

          NOW, THEREFORE, for good and valuable consideration, the Company and the Bank hereby agree as follows:

          Section 1.     REIMBURSEMENT AND OTHER PAYMENTS.

          1.1 REIMBURSEMENT. The Company hereby agrees to reimburse the Bank, on demand, an amount equal to the amount paid by the Bank on a draft under the LOC. Such reimbursement obligation shall be absolute and unconditional under any and all circumstances and irrespective of any right of set-off, counterclaim or defense to payment which the Company may have or have had against the Bank or the beneficiary of the LOC, including (without limitation) any defense based on the failure of a drawing to conform to the terms of the LOC or any nonapplication or misapplication by the beneficiary thereof of the proceeds of such drawing; provided, however, that nothing contained herein shall be deemed to constitute a waiver by the Company of any right to recover from the Bank any amounts so reimbursed, or to collect damages from the Bank, in either case on account of any wrongful payment or disbursement made by the Bank resulting from the Bank's gross negligence or willful misconduct. The Bank shall immediately notify the Company of any draft under the LOC.

          1.2 PAYMENTS. (a) The Company will immediately and unconditionally pay to the Bank upon demand the amount of each payment made by the Bank on a draft under the LOC with interest at the Base Rate plus 2 percent per annum to the date of payment. "Base Rate" shall mean the greater of

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                                                                               2

the rate designated by the Bank from time to time as its prime rate in the United States of America, and 1/2 of 1 percent plus the overnight federal funds rate as published by the Federal Reserve Bank of New York; the Base Rate to change as and when such rate changes.

          (b) In addition, the Company will pay to the Bank a commission of 85 basis points per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the undrawn portion of the LOC Amount (the "Fee"), the Fee to be payable quarterly in advance commencing on January 31, 1992; provided, however, that the $8,500 payment on or prior to the date hereof shall be considered a nonrefundable prepayment of the Fee for the first calendar quarter. Further, each LOC shall also be subject to the Bank's standard fees in respect of issuance and amendment.

          (c) The Company shall also pay a commitment fee of $l,000 per month up to a maximum of $2,000 commencing on November 1, 1991 and payable monthly in arrears.

          1.3 CHANGE OF CIRCUMSTANCES. In the event that after the date hereof the implementation of or any change in any law or regulation, or any guideline or directive (whether or not having the force of law) or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall (i) subject the Bank to any tax with respect to this Agreement, the LOC or any amount payable hereunder or shall change the basis of taxation of any such payment to the Bank (other than a change in the rate of tax based on the overall net income of the Bank), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Bank or (iii) impose on the Bank any other condition regarding this Agreement or the LOC and as a result of any of the foregoing the cost to the Bank of issuing or maintaining the LOC is increased or any amounts payable by the Company hereunder are reduced, then and in each such case upon demand from time to time the Company shall pay to the Bank such additional amount or amounts as shall compensate the Bank for such increased cost or reduction in payment. A certificate of the Bank as to any such additional amount or amounts, in the absence of manifest error, shall be final and conclusive.

          1.4 MANNER AND PLACE OF PAYMENT. All payments by the Company to the Bank hereunder shall be made not later than 2:00 p.m. (New York time) on the date when due and

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                                                                               3

shall be made in U.S. dollars and in immediately available funds, without setoff, counterclaim, withholding or deduction of any kind whatsoever, at the Bank's office at 75 Wall Street, New York, New York 10265.

          Section 2. AGREEMENT OF THE BANK: CONDITIONS PRECEDENT TO ISSUANCE OF A LETTER OF CREDIT.

          2.1 AGREEMENT OF THE BANK. The Bank, subject to the terms and conditions of this Agreement, shall issue the LOC, such LOC to be effective as of January 31, 1992.

          2.2 CONDITIONS PRECEDENT TO ISSUING LOC. The Bank shall not issue the LOC hereunder until it receives the following documents, each of which shall be satisfactory to the Bank in form and substance:

          (a) Certified copies of the charter and by-laws of the Company and all corporate action taken by the Company approving this Agreement and the reimbursement of the LOC issued pursuant hereto (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of the Company adopted in respect of the transactions contemplated hereby);

          (b) A certificate of the Company in respect of each of the officers
     (i) who is authorized to sign this Agreement on its behalf and (ii) who will, until replaced by another officer or officers duly authorized for the purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby (and the Bank may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary) and such other documents as the Bank may reasonably request;

          (c) No Event of Default (as hereinafter defined), or event or condition which with notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing either immediately prior to the issuance of the LOC or after giving effect thereto; and

          (d) The representations and warranties made by the Company in Section 3 hereof shall be true on and as of the date of issuing the LOC with the same force and effect as if made on and as of such date. The request for the LOC by the Company hereunder shall constitute a

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                                                                               4

     certification by the Company to the effect set forth in the preceding sentence (both as of the date of such request and, unless the Company otherwise notifies the Bank prior to the date of issuance of the LOC, as of the date of issuance).

          Section 3.     REPRESENTATIONS AND WARRANTIES.

          In order to induce the Bank to enter into this Agreement and to issue the LOC, the Company makes the following representations and warranties to the Bank, all of which shall survive the execution and delivery of this Agreement and the issuance of the LOC:

          3.1 CORPORATE STATUS. The Company is a duly organized and validly existing corporation in good standing under the laws of Delaware and has the corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage and is duly qualified or licensed as a foreign corporation in good standing in all jurisdictions where the failure to do so would have a material adverse effect.

          3.2 CORPORATE POWER AND AUTHORITY. The Company has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action (including, without limitation, obtaining any consent of stockholders required by law or by its constitutive documents) to authorize the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

          3.3 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in default under any agreement to which it is a party, and neither the execution, delivery or performance of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms and provision hereof, will contravene any provision of law, statute, rule or regulation to which the Company is subject or any judgment, decree, franchise, order or permit applicable to the Company, or will conflict or will be inconsistent with or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under or result in the creation or imposition of (or the obligation to create or impose) any lien, security interest, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which

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                                                                               5

it is bound or to which it may be subject, or violate any provision of the Certificate of Incorporation or By-Laws of the Company.

          3.4 LITIGATION. There are no actions, suits or proceedings pending or threatened against or affecting the Company before any court or tribunal or before any governmental or administrative body or agency which in any one case or in the aggregate if determined adversely to the interest of the Company would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Company. The Company is not in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any governmental authority having jurisdiction over the Company.

          3.5 GOVERNMENTAL APPROVALS No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the taking of any action hereby contemplated.

          3.6 FINANCIAL STATEMENTS. The Company has heretofore furnished the Bank the consolidated statement of financial position of the Company as at December 31, 1990, and the related consolidated statement of income and unappropriated retained earnings and changes in financial position for the fiscal year of the Company ended on such date, certified by nationally recognized, independent certified public accountants satisfactory to the Bank. The Company has no significant liabilities, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments which are not disclosed by or reserved against in the financial statements referred to above or in the notes thereto, and there are no unrealized or anticipated losses from any unfavorable commitments of the Company which may materially adversely affect the consolidated operations, business, property or assets or condition (financial or otherwise) of the Company. Such financial statements (including in each case the related schedules and notes) fairly present the consolidated financial condition of the Company as at such date and the results of its operations for the period ended on such dates, all in accordance with generally accepted accounting principles, consistently applied throughout the periods involved. There has been no material adverse change in the operations, business, property or assets of, or in the

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                                                                               6

condition (financial or otherwise) of the Company since December 31, 1990.

          3.7 INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Section 4.     COVENANTS.

          4.1 FINANCIAL COVENANTS. The Company covenants and agrees that for so long as this Agreement is in effect and until all obligations incurred hereunder are paid in full, the Company will furnish to the Bank (i) within sixty (60) days after the close of each quarterly accounting period in each fiscal year:
(A) a consolidated statement of stockholders' equity and a consolidated statement of cash flow of the Company and its subsidiaries for such quarterly period; (B) consolidated income statements of the Company and its subsidiaries for such quarterly period; and (C) consolidated balance sheets of the Company and its subsidiaries as at the end of such quarterly period -- all in reasonable detail, subject to year-end audit adjustments and certified by the Company's chief financial officer or treasurer to have been prepared in accordance with GAAP; (ii) within ninety (90) days after the close of each fiscal year, a copy of the annual audit report for such year for the Company and its subsidiaries, including therein: (A) a consolidated statement of cash flow of the Company and its subsidiaries for such fiscal year; (B) consolidated and consolidating income statements of the Company and its subsidiaries for such fiscal year; and (C) consolidated and consolidating balance sheets of the Company and its subsidiaries as at the end of such fiscal year; the consolidated income statements and balance sheets to be audited by Arthur Andersen and Company, or another independent certified public accountant acceptable to the Bank, and certified by such accountants to have been prepared in accordance with GAAP;
(iii) contemporaneous with each quarterly and year-end financial report required by the foregoing clauses (i) and (ii), a copy of the certificate of the president or principal financial officer or the Treasurer produced in accordance with Section 5.01(c)(iii) of the Credit Agreement (as hereinafter defined).

          4.2 OTHER DEBT. The Company hereby agrees that its obligations hereunder will rank at least pari passu with all of the Company's obligations under the Credit Agreement (as hereinafter defined) or any facilities replacing such agreement.

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                                                                               7

          Section 5.     EVENTS OF DEFAULT.

          If any of the following specified events (each herein called an "Event of Default") shall occur:

          5.1 PAYMENTS. The Company shall fail to pay to the Bank any amount payable under this Agreement when due; or

          5.2 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Company herein or by the Company (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          5.3 OTHER COVENANTS. The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed; or

          5.4 OTHER INDEBTEDNESS. The Company or any of its subsidiaries shall fail to pay any indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Company or such subsidiary (as the case may be) is liable, contingently or otherwise, as obligor, guarantor or otherwise, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or the Company shall default in the payment or performance of any obligations under the Credit Agreement dated as of April 29, 1991 by and among the Company, Wells Fargo Bank, N.A., as agent, and the banks party thereto (the "Credit Agreement"); provided, however, that a waiver of an event of default with respect to a breach of a financial covenant under the Credit Agreement shall not operate as a waiver of the default created under this Agreement pursuant to this
Section 5.4; further, provided, that in the event the financial covenants in the Credit Agreement are modified or amended or the Credit Agreement is terminated, the financial covenants in the Credit Agreement shall be incorporated herein mutatis mutandis; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          5.5 INSOLVENCY. The Company or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay

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                                                                               8

its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Company or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 5.5; or

          5.6 GOVERNMENT ACTION. Any governmental authority or any person or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of the Company, or shall have taken any action to displace the management of the Company or to curtail its authority in the conduct of the business of the Company; or such governmental authority or such person or entity shall declare to be null and void, or shall assert any invalidity or unenforceability of, the Company's obligations under this Agreement;

then, and in any such event, the Bank may, upon notice delivered to the Company, demand payment of the maximum amount remaining available to be drawn under the LOC. Immediately upon the making of such demand by the Bank, the Company shall, without necessity of further act or evidence, be and become thereby unconditionally obligated to pay to the Bank (and the Company hereby unconditionally promises and agrees to pay to the Bank immediately upon such demand) such amount so demanded. Amounts paid to the Bank pursuant to this section shall be applied against, and shall reduce to the extent of such amounts, the obligations of the Company to pay amounts then or thereafter payable pursuant to the first sentence of Section 1.1 hereof; such amounts paid to the Bank shall be so applied against, and shall so reduce, such obligations to pay amounts thereafter payable pursuant to said Section 1.1 at the respective times such amounts shall become so payable (it being understood that such amounts paid to the Bank shall be so applied against, and shall so reduce, such obligations only once).

          Section 6      COMPANY.

          The Bank hereby agrees that it will, upon the earlier of (i) the date on which either the original counterpart of the LOC shall be returned to the Bank for cancellation or the Bank shall be released by the beneficiary of the LOC from any further obligations in respect of the LOC in a writing in form and substance satisfactory to the Bank, and (ii) the stated expiry date, refund to the Company any excess of the total of the amounts received by the Bank pursuant to Section 5 hereof over the total of the amounts applied pursuant to the last sentence of said Section 5 to reduce the Company's obligations.

          Section 7.     MISCELLANEOUS.

          7.1 FINANCIAL DATA. Financial data required hereby shall be prepared both as to classification of items and as to amount in accordance with generally accepted accounting principles, which principles shall be in conformity with those used in the preparation of the financial statements referred to in Section 3.6.

          7.2 PAYMENT OF EXPENSES, ETC. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, upon demand to reimburse and save the Bank harmless against liability for the payment of all out-of-pocket costs and expenses arising in connection with the amendment, modification, waiver and enforcement of, or the preservation of any rights under, this Agreement or the LOCs, including, without limitation, the reasonable fees and expenses of counsel for the Bank, and all stamp taxes (including interest and penalties, if any), recording taxes and fees and filing taxes and fees which may be payable in respect of this Agreement or the LOC or of any modification of this Agreement or any of the LOC.

          7.3 AMENDMENT AND WAIVER. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

          7.4 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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                                                                              10
          7.5 NOTICES. Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made when dispatched in writing to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to the Company or the Bank, as the case may be, at their respective addresses shown opposite their signatures hereto or at such other address as either party hereto may hereafter specify in writing to the other, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent. No other method of giving notice is hereby precluded.

          7.6 WAIVER. ETC. No failure or delay on the part of the Bank in exercising any right, power or privilege under this Agreement and no course of dealing between the Company and the Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have pursuant to law or equity. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank to any other or further action in any circumstances without notice or demand (except in each case where notice is specifically required hereunder).

          7.7 DESCRIPTIVE HEADINGS, ETC. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          7.8 BENEFIT OF AGREEMENT. This Agreement shall be binding upon the Company, its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns, except that the Company may not transfer or assign any or all of its rights or obligations hereunder without prior written consent of the Bank.

          7.9 CONSENT TO JURISDICTION. The Company hereby irrevocably agrees that any suit, action, proceeding or claim against it arising out of, or relating in any way to,

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                                                                              11

this Agreement or any judgment entered by any court in respect thereof may be brought and enforced in any court of the State of New York, or in the U.S. District Court for the Southern District of New York, and the Company hereby irrevocably submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or claim. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the any court of the State of New York, or in the U.S. District Court for the Southern District of New York, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action, proceeding or claim by the mailing of copies thereof by certified air mail, postage prepaid, to the Company at its address set forth below. Nothing herein shall affect the right of the Bank to commence legal proceedings or otherwise proceed against the Company in any jurisdiction or to serve process in any manner permitted by applicable law.

          7.10 ACTION IN RESPECT OF THE LETTER OF CREDIT. The Company assumes all risks of the acts or omissions of the Beneficiary with respect to its use of the LOC. Neither the Bank nor any participant nor any other payer shall be responsible: for the validity, or genuiness of certificates or other documents delivered under or in connection with the LOC, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged; for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; or for any other consequences arising from causes beyond the Bank's control or the control of any other payer; nor shall the Bank be responsible for any error, neglect, or default of any correspondent of the Bank; and none of the above shall affect, impair or prevent the vesting of any of the rights or powers of the Bank and the participants hereunder. The Company agrees to indemnify and hold the Bank harmless from and against all claims, losses, liabilities, costs and expenses of any kind whatsoever resulting from or incurred in connection with the LOC except for such losses, costs or expenses arising out of the Bank's gross negligence or willful misconduct. The Bank and any other payer shall accept the Beneficiary's signed statement as follows: "I certify that the amount of the draft is payable pursuant to the authority of the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-8 ET SEQ.(P.L. 1983, c.330) ("ECRA") and the ECRA Regulations, N.J.A.C. 7:26B.", without responsibility for further investigation, regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Company agrees that any action, inaction or omission taken or suffered by the Bank or any other payer in good faith in connection with an LOC, or the relative drafts, certificates or other documents, shall be binding on the Company and shall not result in any liability of the Bank or such payer to the Company.

          7.11 EXECUTION IN COUNTERPART. This Agreement may be executed in two counterparts, each of which when so executed and delivered shall be deemed to be an original and which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


ADDRESS:


11555 Dublin Boulevard                       HEXCEL CORPORATION
Dublin, CA 94568
                                             By  /s/
                                               --------------------------------
                                               Title:   Treasurer
                                                     --------------------------


75 Wall Street                               BARCLAYS BANK PLC
New York, NY 10265
cc: 388 Market Street                        By  /s/
    San Francisco, CA 94111                    --------------------------------
    Attn: CLAD Manager                         Title:   Assoc. Director
                                                     --------------------------

                                             By  /s/
                                               --------------------------------
                                               Title:   Associate Director
                                                     --------------------------

                                                                       EXHIBIT A


                                LETTER OF CREDIT


Irrevocable Standby Letter of Credit

Richard T. Dowling, Commissioner
New Jersey Department of Environmental Protection
CN 028
Trenton, New Jersey 08625
   ATTN:  Assistant Director, Industrial Site Evaluation Element

   RE:  ENVIRONMENTAL CLEANUP RESPONSIBILITY ACT
        ECRA CASE #86009

     Dear Sir or Madam: We hereby establish our Irrevocable Standby Letter of Credit No. _____ in your favor, at the request and for the account of Hexcel Corporation, 11555 Dublin Boulevard, Dublin, CA 94568 up to the aggregate amount of Four Million U.S. dollars, available upon presentation by you of (1) your sight draft, bearing reference to this Irrevocable Standby Letter of Credit No. _____, and (2) your signed statement reading as follows: "I certify that the amount of the draft is payable pursuant to the authority of the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-8 ET SEQ. (P.L. 1983, C. 330) ("ECRA") and the ECRA Regulations, N.J.A.C. 7:26B

     This letter of credit is effective as of January 31, 1992 and shall expire on January 30, 1993, but such expiration date shall be automatically extended for a period of at least one (1) year on January 30, 1993 and on each successive expiration date, unless, at least 120 days before the current expiration date, we notify both NJDEP's Industrial Site Evaluation Element, CN-028, Trenton, New Jersey 08625 and Hexcel Corporation by certified mail that we have decided not to extend this letter of credit beyond the current expiration date. In the event you are so notified, any unused portion of the credit shall be available upon presentation of your sight draft for 120 days after date of receipt by both NJDEP and Hexcel Corporation as shown on the signed return receipts.

     Whenever this letter of credit is drawn on under and in compliance with the terms of this credit, we shall duly honor such draft upon presentation to us, and we shall deposit the amount of the draft directly into the standby trust fund of Hexcel Corporation in accordance with your instructions.

     We certify that the wording of this letter of credit is identical to the wording specified in N.J.A.C. 7:26B (Appendix A), as such regulations were constituted on the date shown immediately below.

     Barclays Bank PLC shall not cancel this letter of credit on the basis of a request from Hexcel Corporation until it has received written authorization from NJDEP.

     This irrevocable standby letter of credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400, and any revisions thereof, and, to the extent not inconsistent therewith, shall also be subject to the Uniform Commercial Code in effect in the State of New York.

                                                  Very truly yours,



                                                  BARCLAYS BANK PLC



                                                  -----------------------------
                                                  Joellen Ademski
                                                  Associate Director